Exhibit 99.1

In this Exhibit 99.1, all references to “Avaya,” the “Company,” the “issuer,” “we,” “our” and “us” mean, unless otherwise indicated or the context otherwise requires, Avaya Inc. and its subsidiaries, and all references the “Parent” mean, unless otherwise indicated or the context otherwise requires, Avaya Holdings Corp. and its subsidiaries.

Risk factors
An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this offering memorandum from the Parent’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings the Parent may make from time to time with the SEC. The issuer’s business, financial condition and results of operations and/or the notes and guarantees offered hereby could also be affected by additional factors that are not presently known to the issuer or that the issuer currently does not consider to be material.
Risks related to the notes
Our substantial indebtedness could adversely affect our financial condition or our ability to operate our business or react to changes in the economy or our industry, prevent us from fulfilling our obligations under the notes or our other debts and could divert our cash flow from operations for debt payments. In addition, the value of the rights of holders of the notes to the Collateral (as defined herein) may be reduced by any increase in the indebtedness secured by the Collateral.
We will have a substantial amount of debt, which requires significant interest and principal payments. As of June 30, 2020, on a pro forma basis after giving effect to the application of the proceeds as described in “Use of Proceeds,” the issuer and the guarantors would have had $2,990 million in total indebtedness outstanding of which $2,624 million would have been senior secured indebtedness, consisting of borrowings under the Term Loan Credit Facility and the notes. In addition, as of the date of this offering memorandum, the issuer would have had an additional $150 million of availability to incur additional secured indebtedness under the ABL Credit Facility. Subject to the limits contained in the Credit Facilities and the indenture that will govern the notes offered hereby, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:
•it may be difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt, including the notes;
•our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions or other general corporate purposes may be impaired;
•requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, including the notes, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes;
•we will be more vulnerable to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry will be more limited;
•our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our high level of debt and the restrictive covenants in the Credit Agreements and the indenture that will govern the notes offered hereby;

•our ability to borrow additional funds or to refinance debt may be limited; and
•it may cause potential or existing clients or vendors to not contract with us due to concerns over our ability to meet our financial obligations.
If the issuer or the guarantors incur any additional indebtedness that ranks equally with the notes and related guarantees, the holders of that debt will be entitled to share ratably with such holders in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the issuer or a guarantor, subject to any collateral arrangements. This may have the effect of reducing the amount of proceeds paid to the holders of the notes. In addition, any borrowings under the ABL Credit Facility will be secured on a first-priority basis by the ABL Priority Collateral and therefore would be effectively senior to the notes offered hereby and the related guarantees to the extent of the ABL Priority Collateral securing such indebtedness. See “Description of other indebtedness” and “Description of notes.”
Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. For instance, as of the date of this offering memorandum, the issuer would have had an additional $150 million of availability to incur additional secured indebtedness under the ABL Credit Facility, which would rank senior to the notes offered hereby to the extent of the value of the ABL Priority Collateral. Our Credit Facilities restrict our ability to incur additional indebtedness, including secured indebtedness, but if any such facility matures or is repaid, we may not be subject to such restrictions under the terms of any other or subsequent indebtedness. The indenture that will govern the notes offered hereby will also contain restrictions on the incurrence of additional indebtedness, however, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness that may be incurred in compliance with these restrictions could be substantial. Further, the restrictions in the indenture that will govern the notes will not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined in such debt instruments. If we incur additional debt, the risks associated with our leverage, including those described in this offering memorandum, would increase.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.
Interest rates may fluctuate in the future. As a result, interest rates on the Credit Facilities or other variable rate debt offerings could be higher or lower than current levels. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt due to financial, business and other factors.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors. In particular, we aim to increase our recurring revenue by shifting more of our business to a subscription-based model. If we successfully increase our subscription revenues, we expect that it will result in more of our cash receipts being deferred relative to our historical perpetual license model as payments are spread over a pre-determined time period (e.g., monthly or annually) rather than being received upfront, which may defer cash flows needed to service our debt.
There can be no assurance that we will maintain a level of cash flow from operating activities in an amount sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful on terms that are favorable to us or at all, and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive, to meet our debt service and other obligations. Our Credit Facilities restrict our ability and certain of our subsidiaries to dispose of assets and use the proceeds from the disposition. Accordingly, we may not be able to consummate those dispositions or to obtain any proceeds on terms acceptable to us or at all, and any such proceeds may not be adequate to meet any debt service obligations when due. Our ability to refinance our indebtedness also depends on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Moreover, in the event of a default, the holders of our indebtedness, including the notes, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest, if any. The lenders under the ABL Credit Facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation. If we breach our covenants under the Term Loan Credit Facility, we would also be in default thereunder. The lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.
The Credit Agreements governing the Credit Facilities impose, and the indenture that will govern the notes offered hereby will impose, significant operating and financial restrictions on the issuer and its restricted subsidiaries, which may prevent us from capitalizing on business opportunities.
The Credit Agreements that govern the Credit Facilities impose, and the indenture that will govern the notes offered hereby will impose, significant operating and financial restrictions on us. These restrictions will limit the issuer’s ability and the ability of our restricted subsidiaries to, among other things: (i) incur indebtedness, (ii) incur liens, (iii) dispose of assets, (iv) make investments, (v) make dividends, or conduct redemptions and repurchases of capital stock, (vi) prepay junior indebtedness or amend junior indebtedness documents, (vii) enter into restricted agreements, (viii) incur or guarantee additional debt or issue disqualified stock or preferred stock; (ix) pay dividends and make other distributions on, or redeem or repurchase, capital stock, (x) enter into transactions with affiliates, (xi) modify the terms of any of their organizational documents, (xii) merge or consolidate, (xiii) enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the issuer or the guarantors, (xiv) designate restricted subsidiaries as unrestricted subsidiaries, and (xv) transfer or sell assets. In certain circumstances, we could also be required to comply with certain affirmative covenants and financial covenants and ratios under our ABL Credit Facility. While the Term Loan Credit Facility does not contain any financial covenants, the ABL Credit Facility requires us to maintain a minimum fixed charge coverage ratio of 1:1 that becomes applicable only in the event that the net borrowing availability under the ABL Credit Facility is less than the greater of $25 million and 10% of the lesser of the total borrowing base and the ABL commitments.
As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
Our failure to comply with the restrictive covenants described above and/or the terms of the indenture that will govern the notes or any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Many of the covenants in the indenture that will govern the notes will not apply to us if the notes are rated investment grade by two of S&P, Moody’s and Fitch.
Many of the covenants in the indenture that will govern the notes will cease to apply to the notes during any periods in which such notes are rated investment grade by two of S&P, Moody’s and Fitch provided that at such time no default or event of default has occurred and is continuing. Although there can be no assurance that the notes will ever be rated investment grade, or if they are rated investment grade, that such notes will maintain these ratings, any suspension of the covenants under the indenture that will govern such notes would allow us to engage in certain transactions that would not be permitted while these covenants were in effect. To the extent any suspended covenants are subsequently reinstated, any actions taken by us while the covenants were suspended would not result in an event of default under the indenture that will govern the notes. See “Description of notes—Certain covenants.”
Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control.
Our subsidiaries own a substantial portion of our assets and conduct all of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise.
Unless they are guarantors of the notes, the issuer’s subsidiaries will not have any obligation to pay amounts due on the notes or to make funds available to the issuer or the guarantors for that purpose. Our non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries.
In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.
Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.
If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, including the Credit Facilities, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.
More specifically, the lenders under our ABL Credit Facility could elect to terminate their commitments, cease making further loans, require us to cash collateralize amounts outstanding under the existing letter of credit obligations and the lenders under our Term Loan Credit Facility and ABL Credit Facility could institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our Credit Facilities to avoid being in default. If we breach our covenants under our Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders, as applicable. If this occurs, we would be in default under our Term Loan Credit Facility or our ABL Credit Facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of other indebtedness” and “Description of the notes.”

Prior to or when the Term Loan Credit Facility, ABL Credit Facility or the notes mature, we may not be able to refinance or replace them.
The Term Loan Credit Facility and ABL Credit Facility have an earlier maturity date than the notes. Prior to or when the Term Loan Credit Facility, ABL Credit Facility and the notes mature, we may need to refinance them and may not be able to do so on favorable terms or at all. If we are able to refinance maturing indebtedness, the terms of any refinancing or alternate credit arrangements may contain terms and covenants that restrict our financial and operating flexibility. If we are unable to refinance the Term Loan Credit Facility, the ABL Credit Facility or the notes prior to or when they mature it could result in an event of default under the Term Loan Credit Facility or ABL Credit Facility or under the indenture that will govern the notes. Even if we are able to amend the ABL Credit Facility, as described under “Summary—Potential Concurrent Transactions,” the ABL Credit Facility may still mature prior to the maturity date of the notes, and any future refinancing of any credit facility may also not extend the maturity of such facility beyond the maturity of the notes. Moreover, the occurrence of an event of default under the credit agreement that governs the Term Loan Credit Facility or ABL Credit Facility or the indenture that will govern the notes could result in an event of default under our other indebtedness.
Claims of holders of the notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the notes.
The notes will not be guaranteed by certain of our existing and future subsidiaries. Only certain existing wholly-owned U.S. restricted subsidiaries that guarantee indebtedness under the Credit Facilities will initially guarantee the notes. As of the issue date of the notes, none of the issuer’s non-U.S. subsidiaries or non-wholly-owned U.S. restricted subsidiaries will guarantee the notes, and no such subsidiaries are expected to guarantee the notes in the future. Claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full. In addition, the guarantee of certain guarantors will be released in connection with a transfer of such guarantor in a transaction not prohibited by the indenture that will govern the notes or upon certain other events described in “Description of notes—Guarantees.”
The indenture that will govern the notes offered hereby will permit these non-guarantor subsidiaries to incur certain additional debt and will not limit their ability to incur other liabilities that are not considered indebtedness thereunder. In addition, we may incur certain other indebtedness that is secured by permitted liens on assets that do not constitute a part of the Notes/Term Priority Collateral.
The obligations of the issuer and the guarantors under the ABL Credit Facility, which are secured by a portion of the same assets that will secure the notes, together with any additional secured indebtedness permitted to be secured by the ABL Priority Collateral on a first-priority basis, will be senior to the notes to the extent of the value of the ABL Priority Collateral securing such indebtedness on a first-priority basis.
On April 6, 2020, the Company borrowed $50 million under the ABL Credit Facility. On July 31, 2020, the Company repaid its outstanding borrowings under the ABL Credit Facility in full. As of the date of this offering memorandum, the Company had issued and outstanding letters of credit and guarantees of $42 million under the ABL Credit Facility. The aggregate additional principal amount that may be borrowed under the ABL Credit Facility, based on the borrowing base less $42 million of outstanding borrowings, letters of credit and guarantees was $150 million as of the date of this offering memorandum. See “Description of other indebtedness.”
Obligations of the issuer and the guarantors under the ABL Credit Facility are secured, subject to certain limitations and exceptions and permitted liens, by a first-priority security interest in the ABL Priority Collateral. The notes and the guarantees thereof and the Term Loan Credit Facility will be secured, subject to certain limitations and exceptions and permitted liens, by a second-priority lien on all of such ABL Priority Collateral. Subject to the terms of the ABL Intercreditor Agreement, the liens on the ABL Priority Collateral held by the holders of the notes will, therefore, be fully subordinated to the liens on the ABL Priority Collateral held by creditors under the ABL Credit Facility, together with any additional secured indebtedness permitted to be secured by the ABL Priority Collateral on a first-priority basis, to the extent of the value of the ABL Priority Collateral securing such indebtedness. Only when obligations under the ABL Credit Facility, and all other permitted indebtedness that is secured by first-priority liens on such ABL Priority Collateral, are satisfied in full will the proceeds of such ABL Priority Collateral be available, subject to other permitted liens, to satisfy obligations under the Term Loan Credit Facility, the notes and the related guarantees and other parity lien indebtedness on a pari passu basis.
Holders of the notes will participate ratably with all holders of our secured indebtedness that is secured by first-priority liens on the assets that are part of the Collateral securing the notes (including the Term Loan Credit Facility), and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In the event of any distribution or payment of our assets in any foreclosure, liquidation or reorganization or other bankruptcy or insolvency proceeding, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of other secured indebtedness.
Sales of assets by the issuer and the guarantors could reduce the Collateral and the related guarantees.
The security documents that will relate to the notes offered hereby will allow the issuer and the guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the Collateral. To the extent the issuer or a guarantor sells any assets that constitute such Collateral, the proceeds from such sale will be subject to the liens securing the notes offered hereby and the related guarantees only to the extent such proceeds would otherwise constitute Collateral securing the notes offered hereby and the related guarantees under the security documents. Such proceeds will also be subject to the security interests of certain creditors other than the holders of the notes offered hereby, some of which may be senior or prior to the liens held by the holders of the notes, or may have a lien in those assets that is pari passu with the lien of the holders of the notes (including, without limitation, the Credit Facilities). To the extent the proceeds from any sale of Collateral do not constitute Collateral under the security documents, the pool of assets securing the notes and the related guarantees will be reduced, and the notes and the related guarantees will not be secured by such proceeds.
The value of the Collateral securing the notes offered hereby and the related guarantees may not be sufficient to satisfy our obligations under the notes.
Obligations under the notes will be secured, together with the Term Loan Credit Facility, by first-priority liens on the Notes/Term Priority Collateral and by second-priority liens on the ABL Priority Collateral, in each case subject to Permitted Liens and other exceptions. No appraisal of the value of the Collateral has been made in connection with this offering of the notes, and the fair market value of the Collateral will be subject to fluctuations based on factors that include, among others, changing economic conditions, competition and other future trends. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the lenders under the Term Loan Credit Facility and the holders of the notes will be entitled to be repaid in full from the proceeds of the Notes/Term Priority Collateral before any payment is made in respect of any other indebtedness that is secured by a junior lien on such Collateral or that is unsecured, as applicable. See “—Risks Related to the Notes—The obligations of the issuer and the guarantors under the ABL Credit Facility, which are secured by a portion of the same assets that will secure the notes, together with any additional secured indebtedness permitted to be secured by the ABL Priority Collateral on a first-priority basis, will be senior to the notes to the extent of the value of the ABL Priority Collateral securing such indebtedness on a first-priority basis.”
Moreover, the lenders under the Term Loan Credit Facility and the holders of any other additional indebtedness secured by a first-priority lien on the Notes/Term Priority Collateral will share the proceeds of such Notes/Term Priority Collateral ratably with the holders of the notes, thereby diluting the collateral coverage available to holders of the notes. In addition, the lenders under the ABL Credit Facility will be entitled to be repaid in full from the proceeds of the ABL Collateral before any payment is made in respect of the notes or any other indebtedness that is secured by a junior lien on such Collateral, or that is unsecured. The indenture will also allow us to incur additional secured debt, including, under certain circumstances, secured debt that will share in the Collateral that will secure the notes and the guarantees. As such, the fair market value of the Collateral may not be sufficient to repay the holders of the notes upon any foreclosure, liquidation, bankruptcy or similar proceeding and after the repayment of indebtedness with prior security interests in the Collateral, if any. There also can be no assurance that the Collateral will be saleable, and even if saleable, the timing of its liquidation would be uncertain. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the Collateral may not be sufficient to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the Collateral securing the notes and the obligations under the notes and other obligations secured by a pari passu lien on Collateral will rank equally in right of payment with all of the issuer’s unsecured unsubordinated indebtedness and other obligations, including trade payables. In addition, as discussed further below, the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs, expenses, or charges to the extent the amount of the obligations due under the notes exceeded the value of the Collateral (after taking into account all other first-priority debt that was also secured by the Collateral), or any “adequate protection” on account of any undersecured portion of the notes. See “—In the event of a bankruptcy of the issuer or any of the guarantors, the holders of the notes may be deemed to have an unsecured claim to the extent that the issuer’s obligations in respect of the notes exceed the fair market value of the Collateral securing the notes and the related guarantees.”
With respect to some of the Collateral, the security interest of the Notes Collateral Agent and its ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If the issuer is unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the Collateral or any recovery with respect thereto. We cannot assure you that any such required consents will be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain Collateral in any foreclosure or other auction and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents and filings, be limited.
Under the terms of the indenture that will govern the notes, the issuer will be permitted to incur indebtedness in amounts in excess of the current commitments under Credit Facilities. All of the commitments under the Credit Facilities are secured by certain Collateral and will be entitled to payment out of the proceeds of any sale of such Collateral on a pari passu basis with, junior basis to or a senior basis to the holders of the notes. The indenture that will govern the notes will also permit the issuer and the guarantors to create additional liens on the Collateral under specified circumstances, some of which liens may be pari passu with, junior to or senior to the liens securing the notes. Any obligations secured by such liens that are pari passu with or senior to the liens securing the notes may further dilute the collateral coverage and limit the recovery from the realization of the collateral available to satisfy holders of the notes. See “Description of notes—Certain covenants—Limitations on liens.”
The rights of holders of notes to the Collateral will be governed, and materially limited, by the intercreditor and security agreements.
The Pari Passu Intercreditor Agreement will set forth the relative rights of, and relationship among, the Notes Collateral Agent, the holders of the notes, the Term Collateral Agent (as defined therein) and the lenders under the Term Loan Credit Facility and the applicable representative of the holders and the holders under any other future parity lien indebtedness in respect of the exercise of rights and remedies against the issuer and the guarantors. The ABL Intercreditor Agreement will set forth the relative priorities of the liens on the collateral securing the notes and the Term Loan Credit Facility and other future parity lien indebtedness, on the one hand, and the ABL Credit Facility, on the other hand, and the relative rights of, and relationship among, the Notes Collateral Agent and the holders of the notes, the Term Priority Representative and the lenders under the Term Loan Credit Facility, the applicable representative of the holders and the holders under any other future parity lien indebtedness, on the one hand, and the ABL Representative, on the other hand, to enforce such liens. Under the terms of the ABL Intercreditor Agreement, the liens on the ABL Priority Collateral securing the obligations under the ABL Credit Facility, together with any other obligations permitted to be secured by the ABL Priority Collateral on a first-priority basis, will rank senior to the liens on such ABL Priority Collateral securing the issuer’s and the guarantors’ obligations under the Term Loan Credit Facility, the notes and the related guarantees.

Under the Pari Passu Intercreditor Agreement, subject to the ABL Intercreditor Agreement with respect to the ABL Priority Collateral, any actions that may be taken with respect to such Collateral, including the ability to cause the commencement of enforcement proceedings against such Collateral and to control such proceedings, will be at the exclusive direction of the Term Collateral Agent as the initial Applicable Authorized Representative (as defined in the Pari Passu Intercreditor Agreement) until the earlier of (1) the date on which the issuer’s obligations under the Term Loan Credit Facility is discharged (which discharge does not include certain refinancings of the Term Loan Credit Facility) or (2) the Non-Controlling Authorized Representative Enforcement Date (as defined under “Description of Notes”). So long as the Term Collateral Agent (or the collateral agent of another Series of Pari Obligations who is the Applicable Authorized Representative) is the Applicable Authorized Representative, such other parity lien indebtedness may be able to direct the applicable representative with respect to matters related to the Collateral (including the commencement and continuation of enforcement proceedings with respect to the Collateral, controlling the conduct of such proceedings and, in connection therewith, approving releases of the Collateral) without consent from the holders of the notes.
After the discharge of the obligations with respect to the Term Loan Credit Facility, the right to direct the actions with respect to the Notes/Term Priority Collateral securing the notes will pass to the authorized representative of holders of the then largest outstanding principal amount of indebtedness secured by a first lien on the Notes/Term Priority Collateral. If the issuer issues additional indebtedness that is equal in priority to the lien securing the issuer’s notes in the future in a greater principal amount than the notes, then the authorized representative for such additional indebtedness would be next in line to exercise rights under the Pari Passu Intercreditor Agreement, rather than the Notes Collateral Agent. Accordingly, the Notes Collateral Agent may never have the right to control remedies and take other actions with respect to the Notes/Term Priority Collateral.
In addition, under the terms of the Pari Passu Intercreditor Agreement, if at any time the controlling collateral agent forecloses upon or otherwise exercises remedies against any Notes/Term Priority Collateral resulting in a sale thereof, the lien securing the notes on such Notes/Term Priority Collateral will be automatically released and discharged (provided that any proceeds from such sale are applied ratably among all the then outstanding first-priority obligations). The Notes/Term Priority Collateral so released will no longer secure the issuer’s and the guarantors’ obligations under the notes and the related guarantees. The holders of the notes will also waive certain important rights otherwise available to secured creditors in a bankruptcy, as the Pari Passu Intercreditor Agreement will prohibit the trustee and the Notes Collateral Agent from objecting following the filing of a bankruptcy petition to a proposed debtor-in-possession financing to be provided to us that is secured by the Notes/Term Priority Collateral or to the use of cash collateral that has not been opposed to or objected to by the controlling collateral agent or the other controlling secured parties, subject to certain conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and holders of the notes would be unable to raise an objection.
Also, under the Pari Passu Intercreditor Agreement, in the event that the holders of the notes obtain possession of any Notes/Term Priority Collateral or realize any proceeds or payment in respect of any such Notes/Term Priority Collateral at any time prior to the discharge of each of the other first-priority obligations, then such holders will be obligated to hold such Collateral, proceeds, or payment in trust for the other holders of first-priority obligations and, subject to the Pari Passu Intercreditor Agreement, promptly transfer such Notes/Term Priority Collateral, proceeds or payment, as the case may be, to the controlling collateral agent, to be distributed in accordance with the provisions of the Pari Passu Intercreditor Agreement among all the holders of first-priority obligations. Thus, there can be no assurances that under the Pari Passu Intercreditor Agreement, the holders of the notes would not be obligated to turn over to the other holders of the first-priority obligations any Notes/Term Priority Collateral, proceeds or payments they may receive.
Similarly under the terms of the ABL Intercreditor Agreement, any actions that may be taken in the exercise of rights and remedies in respect of the ABL Priority Collateral (including the commencement and continuation of enforcement proceedings with respect to the ABL Priority Collateral, controlling the conduct of such proceedings and, in connection therewith, approving releases of the ABL Priority Collateral) will be taken by the ABL Collateral Agent at the direction of the lenders under our ABL Credit Facility. The ABL Intercreditor Agreement will also provide that the obligations under our ABL Credit Facility (or any replacement facilities), together with any other obligations permitted to be secured by the ABL Priority Collateral on a first-priority basis (including post-petition interest, fees and expenses, whether or not allowed or allowable in any bankruptcy case), will be paid with the proceeds of the ABL Priority Collateral prior to the obligations under the notes and related guarantees in certain circumstances, including in the event of any foreclosure by the lenders under our ABL Credit Facility or a bankruptcy event. The ABL Intercreditor Agreement will further provide that, under certain circumstances, the holders of the notes would be required to turn over to the holders of obligations under our ABL Credit Facility certain amounts they receive from the issuer with respect to the ABL Priority Collateral. In connection with the exercise of the rights and remedies against the ABL Priority Collateral, any release by the lenders under our ABL Credit Facility of the ABL Priority Collateral (other than a termination of our ABL Credit Facility or a release of all the ABL Priority Collateral) will also release the second-priority lien securing the notes on the same collateral without any further action by the Trustee, the Notes Collateral Agent or the holders of the notes. The ABL Intercreditor Agreement will provide that the holders of the notes will agree to waive certain of their rights and not to take various actions or raise certain objections relating to such collateral in connection with a bankruptcy or insolvency proceeding involving us or any guarantor.
Under these circumstances, the Notes Collateral Agent on behalf of the holders of the notes, with limited exceptions, will not have the ability to control or direct these actions, even if the rights of the holders of the notes are adversely affected, and may not be able to act quickly, or at all, to have the Notes Collateral Agent realize on the collateral. See “Description of notes—Security for the notes.”
Pledges of equity interests of certain of the issuer’s foreign subsidiaries may not constitute Collateral for the repayment of the notes because such pledges may not be perfected pursuant to foreign law pledge documents.
Part of the security for the repayment of the notes may consist of a pledge of up to 65% of the voting interests and 100% of the non-voting interests of each first-tier foreign subsidiary of the issuer and guarantors. Although such a pledge will be required to be granted under U.S. security documents, we will not be required to provide foreign law pledge documents, which may be necessary or desirable to properly perfect such pledges. Unless and until such pledges are properly perfected, they may not constitute Collateral for the repayment of the notes.
Certain laws and regulations may impose restrictions or limitations on foreclosure.
The issuer’s obligations under the notes and the guarantors’ obligations under the guarantees are secured only by the Collateral described in this offering memorandum. The Notes Collateral Agent’s ability to foreclose on the Collateral on behalf of the holders of the notes may be subject to perfection, priority issues, state law requirements, applicable bankruptcy law, and practical problems associated with the realization of the Notes Collateral Agent’s security interest in or lien on the Collateral, including cure rights, foreclosing on the Collateral within the time periods permitted by third parties or prescribed by laws, obtaining third-party consents, making additional filings, statutory rights of redemption and the effect of the order of foreclosure. We cannot assure you that the consents of any third parties and approvals by governmental entities or courts of competent jurisdiction will be given when required to facilitate a foreclosure on such assets. Therefore, we cannot assure you that foreclosure on the Collateral will be sufficient to make all payments on the notes.
Rights of holders of the notes in the Collateral may be adversely affected by the failure to create or perfect the security interests.
The Collateral securing the notes and the related guarantees will include substantially all of the issuer’s and the guarantors’ tangible and intangible assets which assets also secure the issuer’s and the guarantors’ indebtedness under the Credit Facilities, whether now owned or acquired or arising in the future. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the Collateral securing the notes may not be perfected if we are not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the notes or thereafter as the indenture will permit us to perfect certain lien after the issue date. We will have limited obligations to perfect the security interest of the holders of the notes in specified collateral other than the filing of financing statements. To the extent a security interest in certain Collateral is not properly perfected on the date of the issuance of the notes, such security interest might be avoidable in bankruptcy, which could impact the value of the Collateral. See “—Any future pledge of Collateral or guarantee may be avoidable in bankruptcy.”
If additional material wholly-owned domestic restricted subsidiaries are formed or acquired and become guarantors under the indenture that will govern the notes, additional financing statements would be required to be filed to perfect the security interest in the assets of such guarantors. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to perfect the security interest in such assets. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time such property and rights are acquired and identified. Neither the trustee nor the Notes Collateral Agent will be responsible to monitor, and there can be no assurance that the issuer will inform the trustee or the Notes Collateral Agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. None of the Trustee, the Notes Collateral Agent and the collateral agent for the Credit Facilities will have any obligation to monitor the acquisition of additional property or rights that constitute Collateral or monitor the perfection of, or make filings to perfect or maintain the perfection of, any security interests therein. Such inaction may result in the loss of the security interest in such Collateral or the priority of the security interest in favor of the notes and the guarantees against third parties. Even if the Notes Collateral Agent does properly perfect liens on Collateral acquired or arising in the future, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “—Any future pledge of Collateral or guarantee may be avoidable in bankruptcy.”
The use of a collateral agent may diminish the rights that a secured creditor would otherwise have with respect to the Collateral.
The security interest in the Notes/Term Priority Collateral will be taken in the name of the Notes Collateral Agent for the benefit of the holders of the notes and the trustee. The Notes Collateral Agent will enter into each security document on behalf of the noteholders. Subject to the Intercreditor Agreements, the Notes Collateral Agent may effect control actions with respect to the Collateral (subject to the rights of the ABL Collateral Agent with respect to the ABL Priority Collateral and the controlling collateral agent under the Pari Passu Intercreditor Agreement with respect to the Notes/Term Priority Collateral), which may impair the rights that a noteholder would otherwise have as a secured creditor. The Notes Collateral Agent or such other agents may take actions that a noteholder disagrees with or fail to take actions that a noteholder wishes to pursue. Furthermore, the Notes Collateral Agent or such other collateral agent may fail to act in a timely manner, which could impair the recovery of noteholders.
In certain circumstances, the security agreements and the Intercreditor Agreements will provide that the collateral agent for the ABL Credit Facility will act as bailee or agent on behalf of both the lenders under the Term Loan Facility or the ABL Credit Facility and the notes in respect of certain collateral. In addition, the ABL Collateral Agent may be subject to conflicts of interest due to its role as bailee or agent on behalf of competing classes of creditors. Moreover, the holders of the notes will have limited rights against the collateral agent for the ABL Credit Facility.
Lien searches may not reveal all liens on the Collateral.
We cannot guarantee that the lien searches on the Collateral that will secure the notes and guarantees thereof will reveal any or all existing liens on such Collateral. Any such existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the notes and guarantees thereof and could have an adverse effect on the ability of the Notes Collateral Agent to realize or foreclose upon the Collateral securing the notes and guarantees thereof.
The Collateral is subject to casualty risks.
We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss or impairment in value of any of the Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the related guarantees.
The imposition of certain permitted liens will, under certain circumstances, permit the liens on the related assets securing the notes and the related guarantees to be either subordinated to such permitted liens or released. There are also certain other assets that are also excluded from the Collateral.
The indenture that will govern the notes will permit liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and, in the case of certain of such liens, the liens on the related assets securing the notes and the related guarantees may, under certain circumstances, be either subordinated to such permitted liens or released. Our ability to incur additional debt and liens on such additional debt in favor of third parties is subject to limitations as described herein under the headings “Description of notes.” In addition, certain assets are excluded from the Collateral securing the notes and the related guarantees, as discussed under “Description of notes—Security for the notes.” If an event of default occurs and the maturity of the notes is accelerated, the notes and the related guarantees will rank pari passu with the holders of other unsecured or senior indebtedness of the relevant obligor with respect to such excluded assets. As a result, if the value of the assets pledged as security for the notes is less than the value of the claims of the holders of the notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.
Federal and state fraudulent conveyance or fraudulent transfer laws permit a court, under certain circumstances, to void the notes and the guarantees, and the liens securing the notes and the related guarantees, subordinate claims in respect of the notes, the guarantees and the liens securing the notes and the related guarantees and/or require holders of the notes to return payments received from us in respect of the guarantees and the liens and, if that occurs, you may not receive any payments on the notes.
The issuance of the notes and the guarantees and the grant of liens by the issuer and the guarantors (including any future guarantees and future liens) may be subject to review under federal and state fraudulent conveyance and fraudulent transfer statutes (including federal bankruptcy laws), if an action (either in connection with a bankruptcy, liquidation or reorganization case or under a lawsuit in which a bankruptcy is not involved), were commenced at some future date by the issuer, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from jurisdiction to jurisdiction, the incurrence of the obligations in respect of the notes and the guarantees and the grant of liens will generally be a fraudulent conveyance or a fraudulent transfer if (i) the transactions relating to the issuance of the notes or guarantees or the grant of liens were undertaken with the intent of hindering, delaying or defrauding other creditors or (ii) the issuer or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee or the granting of liens and, in the case of (ii) only, any one of the following is also true:
•the issuer or any of the guarantors was insolvent or rendered insolvent by reason of issuing the notes or the guarantees or the related security interests;
•the issuance of the notes or guarantees or the related security interests left the issuer or any of the guarantors with an unreasonably small amount of capital to carry on the business in which such issuer or such guarantor was engaged or about to engage; or
•the issuer or any of the guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they become due.
If a court were to find that the issuance of the notes or a guarantee or the grant of liens was a fraudulent conveyance or fraudulent transfer, the court could void the payment obligations under the notes or such guarantee in total or in part or further subordinate the notes or such guarantee to presently existing and future indebtedness of the issuer or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee or void the granting of liens to secure the notes or the related guarantees. In the event of a finding that a fraudulent conveyance or a fraudulent transfer occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of the guarantors that could result in the acceleration of such debt.
The measures of insolvency for purposes of fraudulent conveyance or fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied, such that we cannot be certain as to: the standards a court would use to determine whether or not the issuer or the guarantors were solvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that the issuer or a guarantor was indeed insolvent on that date; that any payments to the holders of the notes (including under the guarantees) did not constitute preferences, fraudulent conveyances or fraudulent transfers on other grounds; or that the issuance of the notes and the guarantees would not be subordinated to the issuer’s or any guarantor’s other debt.
Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:
•the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;
•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or
•it could not pay its debts as they become due.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that the issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee and/or lien if such issuer or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee and/or lien. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for the issuer’s benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the guarantees and any related liens, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.
To the extent a court avoids (x) any of the guarantees as fraudulent conveyances or fraudulent transfers or holds any of the guarantees unenforceable for any other reason, the holders of notes would cease to have any direct claim against the applicable guarantor or (y) in the case of liens granted to secure the notes or the related guarantees, the holders of notes would cease to have a secured claim against the issuer or the guarantors, as applicable. If a court were to hold a guarantee unenforceable, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, if any, and might not be applied to the payment of the guarantee of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the issuer or the applicable guarantor.
Although each guarantee entered into in connection with the notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or fraudulent transfer, this provision may not be effective as a legal matter to protect those guarantees from being avoided under fraudulent conveyance or fraudulent transfer law or otherwise, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.
In addition, as noted above, any payment by the issuer pursuant to the notes or by a guarantor under a guarantee made at a time such issuer or such guarantor was found to be insolvent could be voided and required to be returned to the issuer or such guarantor or to a fund for the benefit of the issuer’s or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party and such payment would give such insider or non-insider party (as the case may be) more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case.

Finally, as a court of equity, the bankruptcy court may otherwise subordinate the claims in respect of the notes or the guarantees to other claims against the issuer or the guarantors under the principle of equitable subordination, if the court determines that: (i) the holder of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.
Any future pledge of Collateral or guarantee may be avoidable in bankruptcy.
Collateral pledged, or guarantees issued, after the issue date of the notes may be treated under bankruptcy law as if they were pledged to secure, or delivered to guarantee, as applicable, previously existing indebtedness. Any future pledge of Collateral or issuance of a guarantee in favor of the holders of the notes (including any Liens delivered or reinstated after the Reversion Date (as defined under “Description of notes”) and/or pursuant to guarantees delivered in connection therewith after the date the notes are issued) may be avoidable by the pledgor (as a debtor in possession), guarantor (as a debtor in possession), by its trustee in bankruptcy, or potentially by other creditors if certain events or circumstances exist or occur, including, among others, if (1) the pledgor or guarantor is insolvent at the time of the pledge and/or issuance of the guarantee, (2) the pledge and/or issuance of the guarantee (as applicable) permits the holders of the notes to receive a greater recovery in a hypothetical Chapter 7 case than if such pledge and/or guarantee (as applicable) had not been given and (3) a bankruptcy proceeding in respect of the pledgor or guarantor is commenced within 90 days following the pledge or the perfection thereof and/or the issuance of the guarantee (as applicable), or, in certain circumstances, a longer period. Accordingly, if the issuer or any guarantor were to file for bankruptcy protection after the issue date of the notes and any pledge of Collateral not pledged, or any guarantees not issued, on the issue date of the notes had been pledged or perfected or issued (as applicable) less than 90 days before commencement of such bankruptcy proceeding, such pledges or guarantees are materially more likely to be avoided as a preference by the bankruptcy court than if delivered on the issue date of the notes (even if the other guarantees or liens (as applicable) issued on the issue date of the notes would no longer be subject to such risk). To the extent that the grant of any such security interest and/or guarantee is avoided as a preference or otherwise, you would lose the benefit of the security interest and/or guarantee (as applicable).
Rights of holders of the notes in the Collateral may be adversely affected by bankruptcy proceedings.
The right of the Notes Collateral Agent to foreclose upon, repossess and dispose of the Collateral securing the notes and the related guarantees is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against the issuer or the guarantors that provide security for the notes or the related guarantees prior to, or possibly even after, any collateral agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the Notes Collateral Agent, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in its collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of both the lack of a precise definition of the term “adequate protection” under the U.S. Bankruptcy Code and the broad discretionary powers of a bankruptcy court, it is impossible to predict how, whether or when payments under the notes could be made following the commencement of a bankruptcy case, the length of the delay in making any such payments or whether any such payment will be made at all or in what form, whether or when the Notes Collateral Agent could or would repossess or dispose of the Collateral, the value of the Collateral as of the commencement date of any bankruptcy proceedings, or whether or to what extent or in what form holders of the notes would be compensated for any delay in payment or loss of the value of the Collateral through the requirements of “adequate protection.”

Furthermore, any disposition of the Collateral during a bankruptcy case outside of the ordinary course of business would also require approval from the bankruptcy court (which may not be given under the circumstances).
Also, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes and all of our other outstanding Pari Obligations, as defined under the heading “Description of notes,” the holders of the notes would be “undersecured.” U.S. bankruptcy laws do not provide for the payment or accrual of interest, expenses, costs and attorneys’ fees on the “undersecured” portion of a creditor claims during a debtor’s bankruptcy case nor is a creditor entitled to adequate protection on account of any undersecured portion of its claims.
In addition, as noted above, the Pari Passu Intercreditor Agreement will prohibit the trustee and the Notes Collateral Agent from objecting following the filing of a bankruptcy petition to proposed debtor-in-possession financing to be provided to us that is secured by the Collateral or to the use of cash collateral that has not been opposed to or objected to by the controlling collateral agent or the other controlling secured parties, subject to certain conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and holders of the notes would be unable to raise an objection.
In the event of a bankruptcy of the issuer or any of the guarantors, the holders of the notes may be deemed to have an unsecured claim to the extent that the issuer’s obligations in respect of the notes exceed the fair market value of the Collateral securing the notes and the related guarantees.
In any bankruptcy proceeding with respect to the issuer or any of the guarantors that have guaranteed the notes, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes and all of our other outstanding first lien obligations. Upon a finding by the bankruptcy court that the notes are undercollateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the Collateral. In such event, the secured claims of the holders of the notes would be limited to the value of the Collateral.
The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the holders of the notes to receive post-petition interest, fees, and expenses and a lack of entitlement on the part of the unsecured portion of the notes to receive “adequate protection” under federal bankruptcy laws, as discussed above. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.
Because each guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, the holders of the notes may not receive any payments from some or all of the guarantors.
Holders of the notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon (among other things) the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and fraudulent transfer statutes could void the obligations under a guarantee (and any related security interest) or further subordinate it to all other obligations of the guarantor. See “—Federal and state fraudulent conveyance or fraudulent transfer laws permit a court, under certain circumstances, to void the notes and the guarantees, and the liens securing the notes and the related guarantees, subordinate claims in respect of the notes, the guarantees and the liens securing the notes and the related guarantees and/or require holders of the notes to return payments received from us in respect of the guarantees and the liens and, if that occurs, you may not receive any payments on the notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of notes—Guarantees.”

The lenders under the Credit Facilities will have the discretion to release any guarantor under the Credit Facilities in a variety of circumstances, which will cause such guarantor to be released from its guarantee of the notes, in which case any liens on the assets of such guarantor in favor of the Credit Facilities and the notes offered hereby will also be released.
While any obligations under the Credit Facilities remain outstanding, a guarantor’s guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture that will govern the notes, at the discretion of lenders under the Credit Facilities, if the guarantor no longer guarantees obligations under the Credit Facilities or any other indebtedness, in which case any liens on the assets of such guarantor in favor of the Credit Facilities and the notes offered hereby will also be released. See “Description of notes—Guarantees.” The lenders under the Credit Facilities will have the discretion to release the guarantees under the Credit Facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those non-guarantor subsidiaries will be structurally senior to claims of noteholders.
There are circumstances, other than the repayment or discharge of the notes, under which the Collateral and the related guarantees will be released automatically, without your consent or the consent of the Notes Collateral Agent, and you may not realize any payment upon the release of such Collateral.
Under various circumstances, and as further described under “Description of notes―Security for the notes―Release of liens,” the Collateral and related guarantees will be released automatically, including (in each case, with respect to the Collateral held by the relevant guarantor):
•upon a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the capital stock of such guarantor as a result of which such guarantor ceases to be a restricted subsidiary or the sale, exchange, transfer or other disposition, of all or substantially all of the assets of such guarantor to a person other than to the Company or a restricted subsidiary and as otherwise permitted by the indenture that will govern the notes,
•defeasance or discharge of the notes,
•such guarantor being (or being substantially concurrently) released or discharged from all of its guarantees of payment by the Company of any indebtedness of the Company under the Term Loan Credit Facility and the ABL Credit Facility or certain other indebtedness that is guaranteed by such guarantor,
•upon the merger, amalgamation or consolidation of any guarantor with and into the Company or another guarantor or upon the liquidation of such guarantor,
•if the notes are rated investment grade by two of S&P, Moody’s and Fitch, so long as there is no event of default under the indenture governing the notes, and
•with the requisite consent of holders of the notes as described under “Description of the notes―Amendments and waivers.”
The indenture that will govern the notes will also permit us to designate one or more of issuer’s restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If the issuer designates a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture that will govern the notes, all of the liens on any Collateral owned by that subsidiary or any of its subsidiaries and any guarantees of the notes by that subsidiary or any of its subsidiaries will be released under the indenture that will govern the notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the Collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of any such unrestricted subsidiary and its subsidiaries will have a claim on the assets of the unrestricted subsidiary and its subsidiaries senior to the claim of the holders of the notes.

We may not be able to finance a change of control offer or asset sale offer required by the indenture that will govern the notes.
Upon a change of control, as defined under the indenture that will govern the notes, unless we elect to redeem the notes, you will have the right to require the issuer to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest, if any, to, but excluding, the date of purchase. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. In addition, our Credit Facilities prohibit us from making any cash payments on repurchase of the notes if an event of default exists under that facility. Any new credit facility that we may enter into may have similar restrictions. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture that will govern the notes. Such an event of default may cause the acceleration of our other debt, including debt under the Credit Facilities.
In addition, upon the occurrence of certain specified asset sales, the issuer will be required to offer to purchase outstanding notes and indebtedness under the Credit Facilities, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. The source of funds for any such purchase of the notes will be the issuer’s available cash or cash generated from the issuer’s operations or other sources, including borrowings, sales of assets or sales of equity. The issuer may not be able to purchase the notes upon such an asset sale offer because the issuer may not have sufficient financial resources at the time of such asset sale to make the required purchase of notes and such other indebtedness, or because restrictions in the Credit Facilities will not allow such purchase of the notes. Any of the issuer’s future debt agreements may contain similar provisions. Accordingly, if such an asset sale were to occur, the issuer may not have sufficient financial resources to purchase the notes and such other indebtedness that the issuer would be required to offer to purchase or that become immediately due and payable as a result. The issuer may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See “Description of notes—Certain covenants—Limitation on sales of assets and subsidiary stock.” The issuer’s failure to pay holders tendering notes and such other indebtedness upon such an asset sale would result in an event of default under the indenture that will govern the notes. Such an event of default may cause the acceleration of our other debt, including debt under the Credit Facilities. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture that will govern the notes.
We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the notes.
Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “change of control” that would require the issuer to purchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. For example, certain transactions, such as an acquisition, where no “person” acquires, directly or indirectly, 50% or more of the total voting power of our voting stock would not constitute a “change of control.” In addition, the occurrence of certain events that might otherwise constitute a “change of control” under the indenture will be deemed not to be a “change of control” if our consolidated secured leverage ratio is less than a certain specified level after giving pro forma effect to such events. See “Description of Notes—Change of control.”

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” assets may be uncertain.
The definition of change of control in the indenture that will govern the notes will include a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and the restricted subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and the restricted subsidiaries’ assets, taken as a whole, to another person or group may be uncertain.
The issuer may choose to redeem the notes prior to maturity.
The issuer may redeem some or all of the notes at any time. See “Description of Notes—Optional redemption.” Although the notes contain provisions designed to compensate you for the lost value of your notes if the issuer redeems some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.
We cannot assure you that an active trading market will develop for the notes.
Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the initial purchasers that they intend to make a market in the notes after the offering is completed. However, the initial purchasers may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.
Holders of the notes and guarantees will not be entitled to registration rights, and we do not intend to register the notes and guarantees under applicable federal and state securities laws. Accordingly, there are restrictions on your ability to transfer or resell the notes without registration under applicable federal and securities laws.
The offer and sale of the notes and the guarantees have not been registered under the Securities Act or any state securities laws. The notes and the guarantees are being offered and sold only to a limited number of persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A) and to certain non-U.S. persons outside the United States under Regulation S, which are described under “Transfer Restrictions.” We are also relying on exemptions from the registration and/or prospectus qualification requirements under the laws of other jurisdictions where the notes are being offered and sold and, therefore, the notes may be transferred and resold by purchasers resident in or otherwise subject to the laws of those jurisdictions only in compliance with the laws of those jurisdictions, to the extent applicable. We will not be required to, and do not intend to, register the notes and the guarantees under the Securities Act or any state securities laws. As a result, the notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time.
Certain actions in respect of defaults taken under the indenture by beneficial owners with short positions in excess of their interests in the notes will be disregarded.
By acceptance of the notes, each holder of notes agrees, in connection with any notice of default, notice of acceleration, or instruction to the Trustee or Notes Collateral Agent, as applicable, to provide a notice of default, notice of acceleration, or take any other action (a “Noteholder Direction”), to (i) deliver a written representation to the issuer and the Trustee and Notes Collateral Agent, if applicable, that such holder and any of its affiliates acting in concert with it in connection with its investment in the notes (other than screened affiliates) are not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of notes”), and (ii) provide the issuer with such other information as the issuer may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. Holders of the notes, including holders that have hedged their exposure to the notes in the ordinary course and not for speculative purposes, may not be able to make such representations or provide the requested additional information. These restrictions may impact a holder’s ability to participate in Noteholder Directions.
We are not providing all of the information that would be required if the notes were being registered with the SEC.
This offering memorandum does not include all of the information that would be required if we were registering the notes with the SEC. This lack of information could impair your ability to evaluate your investment in the notes.
An increase in interest rates could result in a decrease in the market values of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. The issuer cannot predict the future level of market interest rates.
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the notes.
Credit rating agencies continually revise their ratings for the companies that they follow, including us. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. The notes offered hereby will have a non-investment grade rating on the issue date. There can be no assurances that such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Any downgrades in our credit ratings, or any announcements that our credit ratings are under further review for a downgrade or have otherwise been placed on negative watch or outlook, could increase our borrowing costs or increase the cost of doing business or otherwise negatively impact our business operations. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If the credit rating of the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount or at all.